U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                     MORTGAGE ASSISTANCE CENTER CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)



        Florida                      000-21627                  06-1413994
------------------------         -----------------       -----------------------
(State of Incorporation)         (SEC File Number)       (IRS Employer I.D. No.)


                         2614 Main St., Dallas, TX 75226
                    (Address of principal executive offices)


                            LEGAL SERVICES AGREEMENTS

                            (Full Title of the Plan)

                                   Dale Hensel
                                  2614 Main St.
                                Dallas, TX 75226

                     (Name and Address of agent for Service

                                 (214) 670-0005

          (Telephone number, including area code for agent for service)



                         CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed        Proposed
Title of         (1)               maximum         maximum
securities       Securities        offering        aggregate        Amount of
to be            to be             price per       offering         Registration
registered       registered        share (2)       price (2)        Fee (3)
----------       ----------        ---------       ---------        ------------
Common           400,000           $3.00           $1,200,000       $152.04
$.001 par        shares
value
================================================================================

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on July 6, 2005 by the NASD OTC Bulletin Board.


                                EXPLANATORY NOTE

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.


                                     PART II

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

         (a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2004, 10-QSB for the periods ending March 31, 2005.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which de-registers all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4.  DESCRIPTION OF SECURITIES

         Not applicable, the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with this registration statement will be passed upon for Mortgage Assistance Center Corporation by Wilson Law Offices. This plan registers shares, a portion of which will, in the future, be issued for legal services rendered to the company.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article IX of our corporate By-Laws state: "The corporation shall indemnify any person: (1) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida Law. (2) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida Law. The extent, amount, and eligibility for the indemnification provided herein will be made by the Board of Directors. Said determination will be made by a majority vote to a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding. The corporation will have the power to make further indemnification as provided under Florida Law except to indemnify any person against gross negligence or willful misconduct. The corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided herein and to the extent provided under Florida Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

         The  following   documents  are  incorporated  by  reference  from  the
Company's Periodic Report filings, SEC File # 000-21627, as filed with the Securities & Exchange Commission.

Exhibit Number    Description

   (5.0) Opinion of Counsel and consent regarding the legality of the securities registered under this Registration Statement

   (23.0)         Consent of Independent Certifying Public Accountant
-------------------
* Previously filed.


Item 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas.

Dated: June 23, 2005
                                          Mortgage Assistance Center Corporation
                                          a Florida corporation


                                           /s/ Dale Hensel
                                          --------------------------------------
                                          Dale Hensel
                                          President, CEO
                                          Director


Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: June 23, 2005                        /s/ Dale Hensel
                                          --------------------------------------
                                          Dale Hensel, Director